Exhibit 10.11.2

[*] = Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Amendment No. 2

to the STT-MRAM Joint Development Agreement

This Amendment No. 2 to the STT-MRAM Joint Development Agreement (this "Amendment No. 2") by and between GLOBALFOUNDRIES Inc. (hereinafter "GLOBALFOUNDRIES") and Everspin Technologies, Inc., a corporation incorporated under the laws of Delaware, having an office at 1347 North Alma School Road, Suite 220, Chandler, Arizona 85224 (hereinafter "Everspin"), is effective as of the last date of signature hereunder, and amends that certain STT-MRAM Joint Development Agreement by and between the parties executed on October 17, 2014, as amended ("Agreement").

WHEREAS GLOBALFOUNDRIES has requested that Everspin modify the meaning of "Everspin Competitors" to eliminate [*] and thereby permit GLOBALFOUNDRIES to engage [*}as a prospective customer for Embedded STT-MRAM Devices and, to the extent [*] becomes a customer, to disclose and license to [*] only Foreground IP that is necessary to design Embedded STT-MRAM Devices during the Exclusivity Period associated with such Foreground IP;

WHEREAS Everspin has agreed to such modification under the terms and conditions described in this Amendment No. 2 provided, such Embedded STT-MRAM Devices are to be and subsequently are' manufactured for [*] by GLOBALFOUNDRIES and provided further that GLOBALFOUNDRIES not disclose, dispose of, license or sublicense any Foreground IP or Everspin Background IP to [*] to design, develop, test and/or manufacture Discrete STT-MRAM Devices.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GLOBALFOUNDRIES and Everspin agree as follows.

1.	MODIFY SECTION 7.7

Section 7.7 of the Agreement is amended as follows:

7.7. Subject to Everspin's compliance with the non-disclosure and licensing restrictions corresponding to Background IP and Foreground IP as set forth herein, GLOBALFOUNDRIES shall not disclose, dispose of or license any Foreground IP to Everspin Competitors during the Exclusivity Period associated with the relevant STT-MRAM Device. For purposes of this Section 7.7, Everspin Competitors means [*] The restriction in this Section 7.7 shall not apply after the Exclusivity Period associated with such Foreground IP has expired.

2.	ADD NEW SECTION 7.7.1

Section 7.7.1 of the Agreement is added after Section 7.7, as follows:

7.7.1 For the avoidance of doubt, GLOBALFOUNDRIES shall not disclose, dispose of, license or sublicense Foreground IP and/or Everspin Background IP to [*] to design, develop, test and/or manufacture Discrete STT-MRAM Devices, unless [*] becomes an Everspin licensee or Everspin customer.

3.	MISCELLANEOUS

All references to the Agreement in any other document shall be deemed to refer to the Agreement as modified by this Amendment No. 2. Except as modified by this Amendment No. 2, all of the terms and conditions of the Agreement shall remain in full force and effect. In the event that the terms of this Amendment No. 2 conflict with the terms of the Agreement, the terms of this Amendment No. 2 shall control.

4.	EXECUTION

This Amendment No. 2 may be executed in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise one and the same instrument. This Amendment No. 2 may be delivered by electronic mail or facsimile, and a scanned version of this Amendment No. 2 shall be binding as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their duly authorized representatives:

GLOBALFOUNDRIES Inc.Everspin Technologies, Inc.

Date: July 25, 2017 Date: July 25, 2017

Name: /s/ David Bennett Name: /s/ Jeff Winzeler

David Bennett Jeff Winzeler

VP, Strategic Agreements & Alliances

Title: Chief Financial Officer